                                                                   EXHIBIT 23.8
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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Selected Financial Information" and the caption "Experts" and the incorporation by reference in the Joint Proxy Statement/Prospectus of California Jockey Club, Bay Meadows Operating Company and Patriot American Hospitality, Inc. of our report dated March 1, 1996 of the financial statements of Historic Hotel Partners of Birmingham, Limited Partnership.

                                          /s/ PANNELL KERR FORSTER PC


Alexandria, Virginia
May 27, 1997